Exhibit 99.1
NEWS	CONTACT:	Raymond A. Cardonne, Jr.
Chief Financial Officer
about	Tel:	856-228-0077
	Fax:	856-228-5577
	Web site:	www.refacopticalgroup.com

REFAC OPTICAL GROUP COMMENTS ON LAWSUITS
Company Sues Former Employee of OptiCare, P.C.;
Intends to Vigorously Defend Against Counter-Lawsuit
Blackwood, New Jersey (January 25, 2007) - Refac Optical Group (AMEX: REF) today announced that its subsidiary, OptiCare Eye Health Centers, Inc. (“OEHC”), has commenced a suit in the Superior Court in the District of Waterbury, Connecticut, against Dr. Neal Zimmerman. Also joining in the lawsuit is OptiCare, P.C. (the “P.C.”), a professional corporation providing services to OEHC. Dr. Zimmerman is a former employee of the P.C. The lawsuit alleges that Dr. Zimmerman violated certain provisions of his employment agreement with the P.C., including its non-competition provisions. The lawsuit also requests a temporary injunction preventing Dr. Zimmerman from taking further action in violation of his employment agreement.

Dr. Zimmerman has filed a complaint in the same court against the Company, OEHC, another Company subsidiary, the P.C. and Dr. Dean J. Yimoyines, a director of the Company, alleging, among other things, that the defendants have engaged in fraud, misrepresentation, conversion, theft, breach of fiduciary duty and unfair trade practices, all in breach of Dr. Zimmerman’s employment agreement, constituting constructive discharge. In his lawsuit, Dr. Zimmerman requests damages and other relief and has also requested a temporary injunction against the defendants to prevent them from seeking to enforce the non-competition provisions in his employment agreement.

The Company believes that Dr. Zimmerman’s complaint was filed directly in response to the lawsuit filed against him. The Company, its defendant subsidiaries and Dr. Yimoyines believe that they have meritorious defenses to Dr. Zimmerman’s lawsuit and intend to defend themselves vigorously.

About Refac Optical Group
Refac Optical Group, a leader in the retail optical industry and the sixth largest retail optical chain in the United States, operates 531 retail locations in 47 states and Canada, consisting of 508 licensed departments, five freestanding stores, 18 eye health centers and professional optometric practices, two surgery centers, one of which is a laser correction center, and two manufacturing laboratories. Of the 508 licensed departments, 349 are located at JCPenney stores, 63 at Sears, 25 at Macy’s and Marshall Field’s department stores, 28 at Boscov’s department stores, and 30 at The Bay. These licensed departments are full-service retail vision care stores that offer an extensive selection of designer brands and private label prescription eyewear, contact lenses, sunglasses, ready-made readers and accessories.

Cautionary Statement Regarding Forward-Looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the outcome of the lawsuits with Dr. Zimmerman. Investors are cautioned that all forward-looking statements involve those risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Forward-looking statements speak only as of the date they are made and the Company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.

-END-
8K